Exhibit 4.1

FIRST AMENDMENT
TO

RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”), dated as of August 20, 2009, is between CAMERON INTERNATIONAL CORPORATION, a Delaware corporation (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered trust company (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent entered into the Rights Agreement, dated as of October 1, 2007 (the “Rights Plan”);

WHEREAS, Section 27 of the Rights Agreement permits the amendment of the Rights Agreement by the Board of Directors of the Company (the “Board”); and

WHEREAS, pursuant to a resolution duly adopted on August 19, 2009, the Board has determined that it is desirable and in the best interest of the Company to amend the Rights Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. AMENDMENT OF SECTION 7(a)(i).  Section 7(a)(i) of the Rights Agreement is hereby amended in its entirety to read as follows:

(i) the Close of business on August 31, 2009 (the “Final Expiration Date”), or

2. EFFECTIVENESS.  This Amendment shall be effective as of the date hereof, and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

3. GOVERNING LAW.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

4. COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5. SEVERABILITY.  If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6. DEFINED TERMS.  Capitalized terms used herein but not otherwise defined shall have the meaning given such terms in the Rights Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

CAMERON INTERNATIONAL CORPORATION

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title: